EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2018, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting of AxoGen, Inc. and Subsidiaries, included in the Annual Report on Form 10-K as of and for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Lurie, LLP
Minneapolis, Minnesota

May 7, 2018